EXHIBIT 10.15

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") dated as of September 29, 2003 (the "Execution Date"), is entered into by and between TOU Millennium Electric Limited, an Israeli limited company (the "Company"), and Joseph Moore (the "Consultant").

         WHEREAS, the parties desire to set forth in this Agreement the terms and conditions under which Consultant will provide consulting services for the Company regarding general consulting work in Israel and worldwide relating to solar power and related business. (the "Project").

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the foregoing preliminary statement is true and further agree as follows:

                                    AGREEMENT

         1. Consultant's Duties. The Company hereby retains Consultant to perform, and Consultant shall perform all advisory and consultative services that the Company's Board of Directors shall from time to time reasonably request relating to the Project. The Consultant agrees that he will provide such services for the Company on an exclusive basis and shall not perform the same or similar services for any other person or entity during the Term of this Agreement (as defined below).

         2. Remuneration and Expenses.

                  (a) As compensation for the Consultant's services, the Company shall pay the Consultant a total aggregate amount of US $37,000 payable in two installments of $18,500 each (the "Consulting Fee"). The first installment payment shall be made on December , 2003, and the final installment payment shall be paid on the final day of the Term, as defined below.

                   (b) The Company shall pay for or reimburse Consultant for all reasonable, necessary and ordinary expenses incurred in the performance of the Consultant's services. Such reimbursement is subject to the prior written approval by the Company.

         3. Control by Company. Consultant agrees that the Company shall have the unlimited right to supervise and control Consultant and direct Consultant during the provision of the consulting services.

         4. Term of Agreement. Unless terminated earlier under the provisions of this Agreement, the term of this Agreement shall be for a period of 6 months (the "Term") commencing on the Execution Date.

         5. Termination. The Company may terminate the Consultant for willful violation of the terms and conditions of this Agreement.

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         6. Confidential Information. Consultant acknowledges that as a result of his engagement with the Company, Consultant will acquire knowledge of and may make use of certain information which is of a special and unique nature which includes, but is not limited to, such matters as the Company's trade secrets, systems, procedures, manuals, confidential reports, and lists of customers or clients, which are deemed for all purposes confidential and proprietary, as well as the nature and type of services the Company renders, the equipment and methods used by the Company or the customers or clients of the Company, and the fees that customers or clients pay to the Company (collectively, the "Confidential Information"). Consultant acknowledges that the Confidential Information is a valuable, special and unique asset of the Company which is essential to the continuation of the Business. As used herein, the "Business" of the Company includes the research, development, sale and marketing of products and services relating to solar power and related technologies or any other business engaged in by the Company during the term of Consultant's engagement with the Company.

                  A presumption shall exist that all information relating to the Business is Confidential Information and such presumption may be rebutted only by a demonstration that such information is common knowledge in the industry or business community in which the Company is engaged. The parties acknowledge that the normal business affairs of the Company will be seriously disrupted if the Company were required during the course of business to identify any specific information or document as Confidential Information, and accordingly, the Company is under no duty to Consultant during the course of business to identify any information or document as Confidential Information.

         7. Confidentiality. Consultant agrees to keep in strict secrecy and confidence any and all Confidential Information of which Consultant knows of or to which Consultant has access that has not been publicly disclosed and is not a matter of common knowledge with respect to the Business. Consultant will not, without the Company's prior written consent, disclose any such Confidential Information to any third person or entity.

         8. Restrictive Covenants. The following covenants against solicitation and competition shall be effective for a period of 12 months following the last day of the later of: (i) the expiration of the Term of this Agreement; or (ii) any period for which Consultant is receiving compensation from the Company (the "Restriction Period"). The Restriction Period shall be extended by the length of any period during which Consultant is in breach of the terms of this Section 8.

                  In consideration of this Agreement, and in light of the understandings of the parties set forth herein, Consultant agrees that during the Restriction Period, Consultant will not do any of the following (the "Restrictive Covenants"):

                  (a) during the term of Consultant's engagement with the Company, engage, directly or indirectly, in any business which is the same or similar to the Business or is competitive with the Business of the Company (a "Competitive Business") within Israel (the "Restrictive Territory"), or in any market in which the Company is then currently or has during the term of this Agreement been engaged in the Business;

                  (b) without the prior written consent of the Company, directly or indirectly own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with,


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as a partner, member, stockholder, consultant or otherwise, any person that engages in any Competitive Business within the Restrictive Territory; provided, however, that, for the purposes of this Agreement, ownership of securities having no more than five percent of the outstanding voting power of any person engaged in a Competitive Business or Businesses which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Agreement so long as the person owning such securities has no other connection or relationship with such competitor;

                  (c) solicit or attempt to solicit any present, past or pending customer of the Company; or

                  (d) hire or attempt to hire or entice any employee, broker, vendor or other agent or business affiliate of the Company.

         9. Reasonableness of Restrictions.

                  (a) Each party to this Agreement has independently consulted with his counsel and after such consultation agrees that the covenants set forth in this Agreement are reasonable and proper. Accordingly, Consultant agrees that the Restrictive Covenants above are no greater than are reasonably necessary to protect the Company in its legitimate interests. In light of these understandings, Consultant and the Company agree that the covenants set forth hereinabove are reasonable and will not unduly restrict Consultant in securing other employment in the event of such termination.

                  (b) The Company and Consultant further agree that if any Restrictive Covenants are held in a final judgment or determination of any court of law or administrative agency of competent jurisdiction to be over-broad or otherwise unenforceable in any respect, such provision shall be deemed to be amended and shall be binding upon Consultant to the maximum extent deemed reasonable and enforceable by such court or administrative agency. Without limitation of the foregoing, the parties agree that in the event that any of the Restrictive Covenants are deemed to be unreasonable, the remaining Restrictive Covenants shall be enforced.

         10. Specific Performance. The parties agree that damages at law will be an insufficient remedy to the Company in the event Consultant violates the Restrictive Covenants, therefore it is agreed that the Company, in addition to the other remedies available, shall be entitled, as a matter of right, to injunctive relief in any court of competent jurisdiction, plus reasonable attorneys' fees for securing such relief.

         11. Independent Contractor Status. The relationship between Company and Consultant shall be solely as independent contractor and neither party shall be deemed a joint venturer, partner agent, representative or employee of the other. Consultant is solely responsible for securing, at his sole cost, Workers' Compensation insurance, disability benefits insurance and any other insurance as may be required by law. The Company will not provide, nor will it be responsible for, benefits for Consultant. Any such benefits, if provided by Consultant himself, including, but not limited to, health insurance, office space, paid vacations, paid holidays, sick leave or disability insurance coverage of whatever nature, shall be secured and paid for by Consultant.

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         12. Tax Duties & Responsibilities. Consultant is responsible for the payment of all required taxes and any other fees, charges, licenses or other payments required by law.

         13. Binding Effect; Assignment. The terms and provisions of this Agreement shall be binding upon the parties and their heirs, legal representatives, successors, and assigns. Consultant shall not assign its rights hereunder without the prior written consent of Company, which such consent, due to the specialized nature of the work being performed, may be withheld in Company's sole discretion.

         14. Entire Agreement. This Agreement, together with that certain Stock Purchase Agreement between Universal Communication Systems, Inc., Ami R. Elazari and Catlan Development Limited executed on August 22, 2003, contains the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties relating to this Agreement's subject matter. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions shall be binding unless in writing and signed by the party against whom it is sought to be enforced.

         15. Notices. Whenever any notice, demand or request is required or permitted under this Agreement, that notice, demand or request shall be either hand-delivered in person or sent by registered or certified mail, postage prepaid, delivered via overnight courier, to the addresses below or to any other address that either party may specify by notice to the other party. Neither party shall be obligated to send more than one notice to the other party and no notice of a change of address shall be effective until received by the other party. A notice shall be deemed received upon hand delivery, or one business day after dispatch by overnight courier.

         To Consultant:
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         To Company:                TOU Millennium Electric, Inc.
                                    Hasadna 7
                                    P.O. Box 3014
                                    Rannana Industrial Zone
                                    Israel 43650
                                    Facsimile: 972-9-7407511
                                    Attention: Ami Elazari
                                    ---------

         With copy to:              Universal Communication Systems, Inc.
                                    407 Lincoln Road, Suite 6K
                                    Miami Beach, FL 33139
                                    Facsimile: (305) 672-1965
                                    Attention: Michael J. Zwebner

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         16. Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions of this Agreement. References in this Agreement to Sections are to the sections of this Agreement.

         17. Severability. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any part of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if such invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability.

         18. Governing Law. This Agreement is made and executed and shall be governed by the laws of Israel, without regard to its conflicts of laws principles.

         19. Arbitration. Any controversy or claim arising out of or related to this Agreement shall be settled by arbitration in accordance with the rules and under the the commercial arbitration rules then pertaining of the London Center for International Arbitration ("LCIA"); and any arbitration shall be conducted in Tel Aviv, Israel. The arbitrator(s) shall make written findings of fact and conclusions of law. The prevailing party (as determined by the arbitrator(s)) shall be entitled to all legal fees and associated costs

         20. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         21. Additional Acts. Employee and the Company each agrees to execute, acknowledge and deliver all further instruments, agreements or documents and do all further acts that are necessary or expedient to carry out this Agreement's intended purposes.

         22. Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a party's business or profession or any professional training, experience, education or degrees of any member, agent, officer or employee of any party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                              COMPANY:


                                              By: /s/ Michael J. Zwebner
                                                 -----------------------
                                              Name:  Michael J. Zwebner
                                              Title: Chairman


                                              CONSULTANT:

                                              /s/ Joseph Moore
                                              ----------------
                                              Joseph Moore

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